UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2008

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 12 , 2008, the Compensation Committee of the Board of Directors of NII Holdings, Inc. (the “Company”) approved the adoption of the NII Holdings, Inc. Executive Voluntary Deferral Plan (the “Plan”) effective January 1, 2009. The Compensation Committee will designate employees eligible for the Plan from a select group of the Company’s management and other highly compensated employees. The Compensation Committee shall also determine each element of compensation (i.e., annual bonus, base salary or other cash compensation) that may be deferred under the Plan in a given year. To the extent that the Compensation Committee determines that annual bonus or base salary compensation may be deferred, a participant may elect to defer all or a portion of his or her annual bonus payment and up to 25% of his or her base salary under the Plan.
          The amount deferred by a participant is attributed to a hypothetical account and treated as if it is invested in Deferred Stock Units. For each Deferred Stock Unit credited to the participant’s account, the participant has the right to receive a payment equal to the fair market value of one share of the Company’s common stock on the date of payment. The number of Deferred Stock Units credited to a participant’s account is increased for dividends paid on the Company’s common stock and adjusted equitably for stock splits, mergers, reorganizations and similar events.
          Deferral elections may be made annually by December 31 of the preceding year and remain in effect until the participant revokes the election or timely files a new election for a subsequent year. Newly eligible employees have thirty days to make an initial deferral election.
          Payments out of the participant’s hypothetical account are made in shares of the Company’s common stock, except that any fractional share is paid in cash. The Company may also elect to make the payment in a lump sum in cash in an amount equal to the value of the Deferred Stock Units credited to the participant’s hypothetical account. Shares are issued under the Company’s 2004 Incentive Compensation Plan.
          A participant’s account is payable to the participant after his termination of employment. If a participant is a “key employee” of the Company on his termination, the payment will be delayed for six months as required by section 409A of the Internal Revenue Code.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

10.1	NII Holdings, Inc. Executive Voluntary Deferral Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: December 16, 2008	By:	/s/ Gary D. Begeman

Gary D. Begeman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	NII Holdings, Inc. Executive Voluntary Deferral Plan